Exhibit 12B

WOLVERINE PARTNERS CORP. Corporation TO: Dickinson Wright PLLC and Dickinson Wright LLP RE: Issue of Shares of the Corporation The undersigned, Fabian Monaco, the President of the Corporation, hereby certifies for and on behalf of the Corporation, in his capacity as an officer of the Corporation, and not in his personal capacity, for the purposes of the opinions to be given to you today in connection with the Offering (as defined below), as follows: 1. The undersigned has reviewed such books and records of the Corporation and other applicable documents and have made such enquiries and investigations as the undersigned has considered necessary and advisable to verify the matters set out in this certificate. 2. The minute books and corporate records of the Corporation that have been provided to you are the original or true copies of the minute books and corporate records of the Corporation; and contain a true, correct and complete record of: (i) all proceedings, minutes and resolutions of the directors and shareholders; and (ii) all of the constating documents of the Corporation and, since being made available to you, there have been no material changes, additions or alterations thereof, nor any other meetings, resolutions or proceedings of the shareholders or of the board of directors of the Corporation. 3. articles and by-laws of the Corporation, as amended from time to time, and there have been no amendments thereto, except as provided, to the date hereof. 4. B board of directors of the Corporation (the Resolution offering of up inter alia, the Shares Offering US$50,000,000, and such Resolution is in full force and effect, unamended as of the date hereof. 5. The Corporation is not insolvent. No action or proceedings have been taken by or against the Corporation for the liquidation, dissolution, winding up, insolvency, bankruptcy, receivership or reorganization of the Corporation, no such proceedings are contemplated by the Corporation and the Corporation has no knowledge of any such proceedings having been commenced or being contemplated in respect of the Corporation by any other party. 6. Neither the Corporation nor its shareholders have taken any steps to terminate or change the any other jurisdiction, nor has the Corporation received any notice or other communication from any governmental authority or other person indicating that there exists any situation which, unless remedied, could result in the termination of the existence of the Corporation. 7. There is no agreement between the shareholders of the Corporation that restricts in whole or in part the powers of the directors to manage or supervise the management of the business and affairs of the Corporation. NATDOCS\46121706\V-1

8. No order, ruling or decision prohibiting or restricting the issue and sale of any securities, or the . [Signature page follows.] NATDOCS\46121706\V-1

DATED as of July 2, 2020. Name: Title: Fabian Monaco President NATDOCS\46121706\V-1

ARTICLES AND BY-LAWS OF THE CORPORATION See attached. NATDOCS\46121706\V-1

Innovation, Science and Economic Development Canada
Corporations Canada
Innovation, Sciences et Développement économique Canada
Corporations Canada

2017-11-22

Corporations Canada
C. D. Howe Building
235 Queen Street
Ottawa, Ontario K1A 0H5

Corporations Canada
Édifice C.D. Howe
235, rue Queen
Ottawa (Ontario) K1A 0H5

Corporation Information Sheet

Canada Business Corporations Act (CBCA)

Fiche de renseignements concernant la société

Loi canadienne sur les sociétés par actions (LCSA)

Wolverine Partners Corp.

Corporation Number	1050674-5	Numéro de société
Corporation Key Required for changes of address or directors online	39669335	Clé de société Requise pour mettre à jour en ligne l'adresse du siège social ou l'information concernant les administrateurs
Anniversary Date Required to file annual return	11-22 (mm-dd/mm-jj)	Date anniversaire Requise pour le dépôt du rapport annuel
Annual Return Filing Period Starting in 2018	11-22 to/au 01-21 (mm-dd/mm-jj)	Période pour déposer le rapport annuel Débutant en 2018

Reporting Obligations

A corporation can be dissolved if it defaults in filing a document required by the CBCA. To understand the corporation's reporting obligations, consult Keeping Your Corporation in Good Standing (enclosed or available on our website).

Corporate Name

Where a name has been approved, be aware that the corporation assumes full responsibility for any risk of confusion with existing business names and trademarks (including those set out in the Nuans search report). The corporation may be required to change its name in the event that representations are made to Corporations Canada and it is established that confusion is likely to occur. Also note that any name granted is subject to the laws of the jurisdiction where the corporation carries on business. For additional information, consult **Protecting Your Corporate Name** (enclosed or available on our website).

Obligations de déclaration

Une société peut être dissoute si elle omet de déposer un document requis par la LCSA. Pour connaître les obligations de déclaration de la société veuillez consulter Maintenir votre société en conformité, ci-jointe ou disponible dans notre site Web.

Dénomination sociale

En dépit du fait que Corporations Canada ait approuvé la dénomination sociale, il faut savoir que la société assume toute responsabilité de risque de confusion avec toutes dénominations commerciales, marques de commerce existantes (y compris celles qui sont citées dans le rapport de recherche Nuans). La société devra peut-être changer sa dénomination advenant le cas où des représentations soient faites auprès de Corporations Canada établissant qu'il existe une probabilité de confusion. Il faut aussi noter que toute dénomination octroyée est assujettie aux lois de l'autorité législative où la société mène ses activités. Pour obtenir de l'information supplémentaire, veuillez consulter le document **Protection de la dénomination sociale** ci-joint ou disponible dans notre site Web.

Canada

Telephone / Téléphone
1-866-333-5556

Email / Courriel
ic.corporationscanada.ic@canada.ca

Website / Site Web
www.corporationscanada.ic.gc.ca

Innovation, Science and Economic Development Canada
Corporations Canada

Innovation, Sciences et Développement économique Canada
Corporations Canada

Certificate of Incorporation

Canada Business Corporations Act

Certificat de constitution

Loi canadienne sur les sociétés par actions

Wolverine Partners Corp.

Corporate name / Dénomination sociale

1050674-5

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation, the articles of incorporation of which are attached, is incorporated under the *Canada Business Corporations Act*.

JE CERTIFIE que la société susmentionnée, dont les statuts constitutifs sont joints, est constituée en vertu de la *Loi canadienne sur les sociétés par actions*.

Virginie Ethier

Virginie Ethier

Director / Directeur

2017-11-22

Date of Incorporation (YYYY-MM-DD)
Date de constitution (AAAA-MM-JJ)

Canada

Innovation, Science and Economic Development Canada
Corporations Canada
Innovation, Sciences et Développement économique Canada
Corporations Canada

Form 1 Articles of Incorporation
Canada Business Corporations Act (s. 6)

Formulaire 1 Statuts constitutifs
Loi canadienne sur les sociétés par actions (art. 6)

1 Corporate name
Dénomination sociale

Wolverine Partners Corp.

2 The province or territory in Canada where the registered office is situated
La province ou le territoire au Canada où est situé le siège social

ON

3 The classes and any maximum number of shares that the corporation is authorized to issue
Catégories et le nombre maximal d'actions que la société est autorisée à émettre

The Corporation is authorized to issue an unlimited number of common shares.

4 Restrictions on share transfers
Restrictions sur le transfert des actions

See attached schedule / Voir l'annexe ci-jointe

5 Minimum and maximum number of directors
Nombre minimal et maximal d'administrateurs

Min. 1 Max. 10

6 Restrictions on the business the corporation may carry on
Limites imposées à l'activité commerciale de la société

None

7 Other Provisions
Autres dispositions

See attached schedule / Voir l'annexe ci-jointe

8 **Incorporator's Declaration:** I hereby certify that I am authorized to sign and submit this form.
Déclaration des fondateurs : J'atteste que je suis autorisé à signer et à soumettre le présent formulaire.

Name(s) - Nom(s)	Original Signed by - Original signé par
Andreas Kloppenborg	Andreas Kloppenborg Andreas Kloppenborg

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Canada
IC 3419 (2008/04)

SCHEDULE Restrictions on Share Transfers Shares of the Corporation may not be transferred unless the restrictions on the transfer of securities of the Corporation contained in paragraph 1 in section 7 of the articles of the Corporation entitled "Other provisions, if any" are complied with.

SCHEDULE Other Provisions 1. Securities of the Corporation, other than non-convertible debt securities, shall not be transferred without either: (a) the approval of the directors of the Corporation, expressed by a resolution passed at a meeting of the directors or by an instrument or instruments in writing signed by a majority of the directors; or (b) the approval of the holders of at least a majority of the shares of the Corporation entitling the holders thereof to vote in all circumstances (other than a separate class vote of the holders of another class of shares of the Corporation) outstanding at the time, expressed by a resolution passed at a meeting of the holders of those shares or by an instrument or instruments in writing signed by the holders of a majority of those shares. 2. The number of directors of the Corporation and the number of directors to be elected at an annual meeting of the shareholders of the Corporation within the minimum and maximum number of directors provided for in the articles of the Corporation shall be that number as is determined from time to time by ordinary resolution of the shareholders or, if the ordinary resolution empowers the directors to determine that number, by resolution of the directors. 3. The directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders. 4. In addition to, and without limiting such other powers which the Corporation may by law possess, the directors of the Corporation may, without authorization of the shareholders, for the purpose of securing any bonds, debentures or debenture stock which the Corporation is by law entitled to issue, by authentic deed or otherwise, grant a hypothec or mortgage, including a floating hypothec or mortgage, on a universality of property, movable or immovable, present or future, corporeal or incorporeal, of the Corporation, and pledge, cede or transfer any property, movable or immovable, present or future, corporeal or incorporeal, of the Corporation. 5. The Corporation has a lien or hypothec on a share registered in the name of a shareholder or the shareholder’s personal representative for a debt of that shareholder to the Corporation. 28142310

Innovation, Science and Economic Development Canada — Corporations Canada
Innovation, Sciences et Développement économique Canada — Corporations Canada

Form 2 / Formulaire 2

Initial Registered Office Address and First Board of Directors / Siège social initial et premier conseil d'administration

Canada Business Corporations Act (CBCA) (s. 19 and 106) / *Loi canadienne sur les sociétés par actions (LCSA) (art. 19 et 106)*

1 Corporate name
Dénomination sociale

Wolverine Partners Corp.

2 Address of registered office
Adresse du siège social

77 King Street West, Suite 400
Toronto-Dominion Centre
Toronto ON M5K 0A1

3 Additional address
Autre adresse

4 Members of the board of directors
Membres du conseil d'administration

		Resident Canadian Résident Canadien
Fabian Monaco	142 Sellers Avenue, Toronto ON M6E 3V2, Canada	Yes / Oui
Robert Browne	51 Boswell Avenue, Toronto ON M5R 1M5, Canada	Yes / Oui
Youssef Reda	19 Thoroughbred Boulevard, Ancaster ON L9K 1L2, Canada	Yes / Oui

5 Declaration: I certify that I have relevant knowledge and that I am authorized to sign this form.
Déclaration : J'atteste que je possède une connaissance suffisante et que je suis autorisé(e) à signer le présent formulaire.

Original signed by / Original signé par
Andreas Kloppenborg

Andreas Kloppenborg
416-863-3465

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Canada
IC 2904 (2008/04)

Innovation, Science and Economic Development Canada
Corporations Canada
Innovation, Sciences et Développement économique Canada
Corporations Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

Wolverine Partners Corp.

Corporate name / Dénomination sociale

1050674-5

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the *Canada Business Corporations Act* as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 178 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

R Edwards

Raymond Edwards

Director / Directeur

2019-03-11

Date of amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Canada

Innovation, Science and Economic Development Canada
Corporations Canada
Innovation, Sciences et Développement économique Canada
Corporations Canada

Form 4
Articles of Amendment
Canada Business Corporations Act (CBCA) (s. 27 or 177)

Formulaire 4
Clauses modificatrices
Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

1 Corporate name
Dénomination sociale
Wolverine Partners Corp.

2 Corporation number
Numéro de la société
1050674-5

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

See attached schedule / Voir l'annexe ci-jointe

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Fabian Monaco

Fabian Monaco
416-819-8174

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250 (1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Canada
IC 3069 (2008/04)

SCHEDULE I The articles of incorporation of the Corporation shall be amended as follows: (a) to increase the authorized capital of the Corporation by creating an unlimited number of shares of a class, designated as subordinate voting shares (herein referred to as the "Subordinate Voting Shares"); (b) to increase the authorized capital of the Corporation by creating an unlimited number of shares of a class, designated as super voting shares (herein referred to as the "Super Voting Shares"); (c) to increase the authorized capital of the Corporation by creating an unlimited number of shares of a class, designated as proportionate voting shares (herein referred to as the "Proportionate Voting Shares"); (d) to redesignate the existing class of common shares as Subordinate Voting Shares; (e) to delete all the rights, privileges, restrictions and conditions attaching to the common shares; (f) to provide that after giving effect to the foregoing, the authorized capital of the Corporation shall consist of an unlimited number of Subordinate Voting Shares, an unlimited number of Super Voting Shares and an unlimited number of Proportionate Voting Shares; and (g) to provide that the rights, privileges, restrictions and conditions attaching to the Subordinate Voting Shares, the Super Voting Shares and the Proportionate Voting Shares are as follows: A. SUBORDINATE VOTING SHARES (1) An unlimited number of Subordinate Voting Shares, without nominal or par value, having attached thereto the special rights and restrictions as set forth below: (a) Voting Rights. Holders of Subordinate Voting Shares shall be entitled to notice of and to attend at any meeting of the shareholders of the Corporation, except a meeting of which only holders of another particular class or series of shares of the Corporation shall have the right to vote. At each such meeting holders of Subordinate Voting Shares shall be entitled to one vote in respect of each Subordinate Voting Share held. (b) Amendment to Rights of Subordinate Voting Shares. As long as any Subordinate Voting Shares remain outstanding, the Corporation will not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Subordinate Voting Shares. (c) Dividends. Holders of Subordinate Voting Shares shall be entitled to receive as and when declared by the directors, dividends in cash or property of the Corporation. (d) Liquidation, Dissolution or Winding-Up. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of Subordinate Voting Shares shall, subject to the prior rights of the holders of any shares of the Corporation ranking in priority to the Subordinate Voting Shares (including, without restriction, the Super Voting Shares) be entitled to participate rateably along with all other holders of Subordinate Voting Shares and the Proportionate Voting Shares (on an as converted to Subordinated Voting Shares basis).

-2-(e) Rights to Subscribe; Pre-Emptive Rights. The holders of Subordinate Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Corporation now or in the future. (f) Subdivision or Consolidation. No subdivision or consolidation of the Subordinate Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, the Proportionate Voting Shares and the Super Voting Shares are subdivided or consolidated in the same manner or such other adjustment is made so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes. B. SUPER VOTING SHARES In these Articles, the following terms shall have the meanings specified: (i) "Company Interest' means the interest of a Member in profits, losses and distributions in accordance with the Operating Agreement. (ii) "Exchangeable Unit" means a Unit representing a fractional part of the Company Interests of the Members and having the rights and obligations specified with respect to the Exchangeable Units in the Operating Agreement. (iii) "Exchangeable Unitholder' means a Member who is the registered holder of Exchangeable Units. (iv) "Operating Agreement" means the agreement entered into by and among Spartan Partners Holdings, LLC, a Michigan limited liability company (the "LLC"), and its Members (as defined below) dated as of on or about the date hereof. (v) "Unif' means a Company Interest of a Member or a permitted assignee in the Company representing a fractional part of the Company Interests of all Members in accordance with the Operating Agreement. (vi) "Member' means, as of any date of determination, (a) each person named on the schedule of Members in the Operating Agreement and (b) any person admitted to the LLC in accordance with the Operating Agreement, but in each case only so long as such person is shown on the LLC's books and records as the owner of one or more Units. (1) An unlimited number of Super Voting Shares, without nominal or par value, having attached thereto the special rights and restrictions as set forth below: (a) Voting Rights. Holders of Super Voting Shares shall be entitled to notice of and to attend at any meeting of the shareholders of the Corporation, except a meeting of which only holders of another particular class or series of shares of the Corporation shall have the right to vote. At each such meeting holders of Super Voting Shares shall be entitled to 50 votes in respect of each Super Voting Share. (b) Amendment to Rights of Super Voting Shares. As long as any Super Voting Shares remain outstanding, the Corporation will not, without the consent of the holders of the Super Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Super Voting Shares. Consent of the holders of a majority of the outstanding Super Voting Shares shall be required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Super Voting Shares. In connection with the exercise of the voting rights contained in this paragraph (b) each holder of Super Voting Shares will have one vote in respect of each Super Voting Share held.

- 3-(c) Dividends. The holder of Super Voting Shares shall not be entitled to receive dividends. (d) Liquidation, Dissolution or Winding-Up. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the Corporation will distribute its assets firstly and in priority to the rights of holders of any other class of shares of the Corporation (including the holders of Subordinate Voting Shares and the Proportionate Voting Shares) to return the issue price of the Super Voting Shares to the holders thereof and if there are insufficient assets to fully return the issue price to the holders of the Super Voting Shares such holders will receive an amount equal to their pro rata share in proportion to the issue price of their Super Voting Shares along with all other holders of Super Voting Shares. The holders of Super Voting Shares shall not be entitled to receive directly or indirectly as holders of Super Voting Shares any other assets or property of the Corporation and their sole rights will be to the return of the issue price of such Super Voting Shares in accordance with this paragraph (d). (e) Rights to Subscribe; Pre-Emptive Rights. The holders of Super Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Corporation not convertible into Super Voting Shares, now or in the future. (f) Subdivision or Consolidation. No subdivision or consolidation of the Super Voting Shares shall occur unless, simultaneously, the Super Voting Shares, Proportionate Voting Shares and the Subordinate Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes. (g) Redemption Rights. Upon the occurrence of a redemption of any Exchangeable Unit by a Exchangeable Unitholder (the "Holder''), then the Corporation has the right to redeem an equivalent number of Super Voting Shares, by providing two days prior written notice to the Holder of such Super Voting Shares, if applicable, for an amount equal to the issue price for each Super Voting Share, payable in cash to the Holder of the Super Voting Shares so redeemed. The Corporation need not redeem Super Voting Shares on a pro- rata basis among the Holders. Holders of Super Voting Shares to be redeemed by the Corporation shall surrender the certificate or certificates representing such Super Voting Shares to the Corporation at its records office duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed share transfers relating thereto). Each surrendered certificate shall be cancelled, and the Corporation shall thereafter make payment of the applicable redemption amount by certified cheque, bank draft or wire transfer to the registered holder of such certificate; provided that, if less than all the Super Voting Shares represented by a surrendered certificate are redeemed then a new share certificate representing the unredeemed balance of Super Voting Shares represented by such certificate shall be issued in the name of the applicable registered holder of the cancelled share certificate. If on the applicable redemption date the redemption price is paid (or tendered for payment) for any of the Super Voting Shares to be redeemed then on such date all rights of the holder in the Super Voting Shares so redeemed and paid or tendered shall cease and such redeemed Super Voting Shares shall no longer be deemed issued and outstanding, regardless of whether or not the holder of such Super Voting Shares has delivered the certificate(s) representing such securities to the Corporation, and from and after such date the certificate formerly representing the retracted Super Voting Shares shall evidence only the right of the former holder of such Super Voting Shares to receive the redemption price to which such holder is entitled.

-4-(h) Transfer Restrictions. No Super Voting Share may be transferred by the holder thereof unless (i) such transfer is to an Immediate Family Member or a transfer for purposes of estate or tax planning to a Corporation or person that is wholly beneficially owned by such holder or Immediate Family Members of such holder or which such holder or Immediate Family Members of such holder are the sole beneficiaries thereof (in each case, a "Permitted Transfer") and (ii) such transfer is to same entity which has received the transfer of an equivalent number of Exchangeable Units. In order to be effective, any Permitted Transfer shall require the prior written consent of the Corporation. For the purposes of this subsection (1)(h), "Immediate Family Member'' means with respect to any individual, each parent (whether by birth or adoption), spouse (including if such person is legally married to such individual, lives in civil union with such individual or is a common law partner with such individual, as defined in the Income Tax Act {Canada), as amended), child or other descendants {whether by birth or adoption) of such individual, each spouse of any of the aforementioned persons, each trust created solely for the benefit of such individual and/or one or more of the aforementioned persons. For greater certainty, a person who was a spouse of an individual within the meaning of this paragraph shall continue to be considered a spouse of such individual after the death of such individual. C. PROPORTIONATE VOTING SHARES (1) An unlimited number of Proportionate Voting Shares, without nominal or par value, having attached thereto the special rights and restrictions as set forth below: (a) Voting Rights. Holders of Proportionate Voting Shares shall be entitled to notice of and to attend at any meeting of the shareholders of the Corporation, except a meeting of which only holders of another particular class or series of shares of the Corporation shall have the right to vote. At each such meeting, holders of Proportionate Voting Shares will be entitled to one vote in respect of each Subordinate Voting Share into which such Proportionate Voting Share could ultimately then be converted, which for greater certainty, shall initially be equal to 50 votes per Proportionate Voting Share (subject to adjustment at the discretion of the Board of Directors, depending upon the ratios necessary to preserve foreign private issuer status in accordance with paragraph (f)(iii)). (b) Amendment to Rights of Proportionate Voting Shares. As long as any Proportionate Voting Shares remain outstanding, the Corporation will not, without the consent of the holders of the Proportionate Voting Shares and Super Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Proportionate Voting Shares. Consent of the holders of a majority of the outstanding Proportionate Voting Shares and Super Voting Shares shall be required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Proportionate Voting Shares. In connection with the exercise of the voting rights contained in this paragraph (b) each holder of Proportionate Voting Shares will have one vote in respect of each Proportionate Voting Share held. (c) Dividends. The holder of Proportionate Voting Shares shall have the right to receive dividends, out of any cash or other assets legally available therefor, pari passu (on an as converted basis, assuming conversion of all Proportionate Voting Shares into Subordinate Voting Shares at the Conversion Ratio) as to dividends and any declaration or payment of any dividend on the Subordinate Voting Shares. No dividend will be declared or paid on the Proportionate Voting Shares unless the Corporation simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Subordinate Voting Shares.

-5-(d) Liquidation, Dissolution or Winding-Up. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of Proportionate Voting Shares will, subject to the prior rights of the holders of any shares of the Corporation ranking in priority to the Proportionate Voting Shares (including, without restriction, the Super Voting Shares), be entitled to participate rateably along with all other holders of Proportionate Voting Shares (on an as-converted to Subordinate Voting Share basis) and the Subordinate Voting Shares. (e) Rights to Subscribe; Pre-Emptive Rights. The holders of Proportionate Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Corporation now or in the future. (f) Conversion. Subject to the Conversion Restrictions set forth in this section (f), holders of Proportionate Voting Shares Holders shall have conversion rights as follows (the "Conversion Rights"): (i) Right to Convert. Each Proportionate Voting Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such shares, into fully paid and nonassessable Subordinate Voting Shares as is determined by multiplying the number of Proportionate Voting Shares by the Conversion Ratio applicable to such share, determined as hereafter provided, in effect on the date the Proportionate Voting Share is surrendered for conversion. The initial "Conversion Ratio" for shares of Proportionate Voting Shares shall be 50 Subordinate Voting Shares, subject to adjustment for each Proportionate Voting Share; provided, however, that the Conversion Ratio shall be subject to adjustment as set forth in subsections (viii) and (ix). (ii) Conversion Limitations. Before any holder of Proportionate Voting Shares shall be entitled to convert the same into Subordinate Voting Shares, the Board of Directors (or a committee thereof) shall designate an officer of the Corporation to determine if any Conversion Limitation set forth in Section (f)(iv) shall apply to the conversion of Proportionate Voting Shares. (iii) Foreign Private Issuer Protection Limitation: The Corporation will use commercially reasonable efforts to maintain its status as a "foreign private issuer" (as determined in accordance with Rule 3b-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, the Corporation shall not effect any conversion of Proportionate Voting Shares, and the holders of Proportionate Voting Shares shall not have the right to convert any portion of the Proportionate Voting Shares, pursuant to Section (f) or otherwise, to the extent that after giving effect to all permitted issuances after such conversions of Proportionate Voting Shares, the aggregate number of Subordinate Voting Shares, Super Voting Shares and Proportionate Voting Shares held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the Exchange Act ("U.S. Residents")) would exceed forty percent (40%) (the "40% Threshold") of the aggregate number of Subordinate Voting Shares, Super Voting Shares and Proportionate Voting Shares issued and outstanding after giving effect to such conversions (the "FPI Protective Restriction"). The Board of Directors may by resolution increase the 40% Threshold to an amount not to exceed 50% and in the event of any such increase all references to the 40% Threshold herein, shall refer instead to the amended threshold set by such resolution.

-6-Conversion Limitations. In order to effect the FPI Protection Restriction, each holder of Proportionate Voting Shares will be subject to the 40% Threshold based on the number of Proportionate Voting Shares held by such holder as of the date of the initial issuance of the Proportionate Voting Shares and thereafter at the end of each of the Corporation's subsequent fiscal quarters (each, a "Determination Date"), calculated as follows: (iv) X= [(A X 0.4) B] X (C/D) Where on the Determination Date: X= Maximum number of Subordinate Voting Shares available for issue upon conversion of Proportionate Voting Shares by a holder. A = The number of Subordinate Voting Shares, Proportionate Voting Shares and Super Voting Shares issued and outstanding on the Determination Date. B = The aggregate number of Subordinate Voting Shares, Proportionate Voting Shares and Super Voting Shares held of record, directly or indirectly, by U.S. Residents on the Determination Date. C = The aggregate number of Proportionate Voting Shares held by holder on the Determination Date. D = The aggregate number of all Proportionate Voting Shares on the Determination Date. For purposes of this subsection (f)(iv), the Board of Directors (or a committee thereof) shall designate an officer of the Corporation to determine as of each Determination Date: (A) the 40% Threshold and (B) the FPI Protective Restriction. Within thirty (30) days of the end of each Determination Date (a "Notice of Conversion Limitation"), the Corporation will provide each holder of record a notice of the FPI Protection Restriction and the impact the FPI Protective Provision has on the ability of each holder to exercise the right to convert Proportionate Voting Shares held by the holder. To the extent that requests for conversion of Proportionate Voting Shares subject to the FPI Protection Restriction would result in the 40% Threshold being exceeded, the number of such Proportionate Voting Shares eligible for conversion held by a particular holder shall be prorated relative to the number of Proportionate Voting Shares submitted for conversion. To the extent that the FPI Protective Restriction contained in this Section (f) applies, the determination of whether Proportionate Voting Shares are convertible shall be in the sole discretion of the Corporation. (v) Mandatory Conversion. Notwithstanding anything contained herein to the contrary, the Corporation may require each holder of Proportionate Voting Shares to convert all, and not less than all, the Proportionate Voting Shares at the applicable Conversion Ratio (a "Mandatory Conversion") if at any time all the following conditions are satisfied (or otherwise waived by special resolution of holders of Proportionate Voting Shares): (A) the Subordinate Voting Shares issuable upon conversion of all the Proportionate Voting Shares are registered for resale and may be sold by the holders thereof pursuant to an effective registration statement and/or prospectus covering the Subordinate Voting Shares under the

-7-United States Securities Act of 1933, as amended (the "U.S. Securities Act"); (B) the Corporation is subject to the reporting requirements of Section 13 or 15(d) of the U.S. Exchange Act; and (C) the Subordinate Voting Shares are listed or quoted (and are not suspended from trading) on a recognized North American stock exchange or by way of reverse takeover transaction on the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or Aequitas NEO Exchange (or any other stock exchange recognized as such by the Ontario Securities Commission). The Corporation will issue or cause its transfer agent to issue each holder of Proportionate Voting Shares of record a Mandatory Conversion Notice at least 20 days prior to the record date of the Mandatory Conversion, which shall specify therein, (i) the number of Subordinate Voting Shares into which the Proportionate Voting Shares are convertible and (ii) the address of record for such holder. On the record date of a Mandatory Conversion, the Corporation will issue or cause its transfer agent to issue each holder of record on the Mandatory Conversion Date certificates representing the number of Subordinate Voting Shares into which the Proportionate Voting Shares are so converted and each certificate representing the Proportionate Voting Shares shall be null and void. (vi) Disputes. In the event of a dispute as to the number of Subordinate Voting Shares issuable to a Holder in connection with a conversion of Proportionate Voting Shares, the Corporation shall issue to the Holder the number of Subordinate Voting Shares not in dispute and resolve such dispute in accordance with Section (f)(xiii). (vii) Mechanics of Conversion. Before any holder of Proportionate Voting Shares shall be entitled to convert Proportionate Voting Shares into Subordinate Voting Shares, the holder thereof shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for Subordinate Voting Shares, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Subordinate Voting Shares are to be issued (each, a "Conversion Notice"). The Corporation shall (or shall cause its transfer agent to), as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of Subordinate Voting Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Proportionate Voting Shares to be converted, and the person or persons entitled to receive the Subordinate Voting Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Subordinate Voting Shares as of such date. (viii) Adjustments for Distributions. In the event the Corporation shall declare a distribution to holders of Subordinate Voting Shares payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not otherwise causing adjustment to the Conversion Ratio (a "Distribution"), then, in each such case for the purpose of this subsection (f)(viii), the holders of Proportionate Voting Shares shall be entitled to a proportionate share of any such Distribution as though they were the holders of the number of Subordinate Voting Shares into

- 8-which their Proportionate Voting Shares are convertible as of the record date fixed for the determination of the holders of Subordinate Voting Shares entitled to receive such Distribution. (ix) Recapitalizations; Stock Splits. If at any time or from time-to-time, the Corporation shall (i) effect a recapitalization of the Subordinate Voting Shares; (ii) issue Subordinate Voting Shares as a dividend or other distribution on outstanding Subordinate Voting Shares; (iii) subdivide the outstanding Subordinate Voting Shares into a greater number of Subordinate Voting Shares; (iv) consolidate the outstanding Subordinate Voting Shares into a smaller number of Subordinate Voting Shares; or (v) effect any similar transaction or action (each, a "Recapitalization"), provision shall be made so that the holders of Proportionate Voting Shares shall thereafter be entitled to receive, upon conversion of Proportionate Voting Shares, the number of Subordinate Voting Shares or other securities or property of the Corporation or otherwise, to which a holder of Subordinate Voting Shares deliverable upon conversion would have been entitled on such Recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section (f) with respect to the rights of the holders of Proportionate Voting Shares after the Recapitalization to the end that the provisions of this Section (f) (including adjustment of the Conversion Ratio then in effect and the number of Proportionate Voting Shares issuable upon conversion of Proportionate Voting Shares) shall be applicable after that event as nearly equivalent as may be practicable. (x) No Fractional Shares and Certificate as to Adjustments. No fractional Subordinate Voting Shares shall be issued upon the conversion of any Proportionate Voting Shares and the number of Subordinate Voting Shares to be issued shall be rounded up or down to the nearest whole Subordinate Voting Share. Whether or not fractional Subordinate Voting Shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Proportionate Voting Shares the holder is at the time converting into Subordinate Voting Shares and the number of Subordinate Voting Shares issuable upon such aggregate conversion. (xi) Adjustment Notice. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to this Section (f), the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Proportionate Voting Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Proportionate Voting Shares, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Ratio for Proportionate Voting Shares at the time in effect, and (C) the number of Subordinate Voting Shares and the amount, if any, of other property which at the time would be received upon the conversion of a Proportionate Voting Share. (xii) Effect of Conversion. All Proportionate Voting Shares which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the time of conversion (the "Conversion Time"), except only the right of the holders thereof to receive Subordinate Voting Shares in exchange therefor and to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion.

- 9-(xiii) Disputes. Any holder of Proportionate Voting Shares that beneficially owns more than 5% of the issued and outstanding Proportionate Voting Shares may submit a written dispute as to the determination of the conversion ratio or the arithmetic calculqtion of the conversion ratio of Proportionate Voting Shares to Subordinate Voting' Shares, the Conversion Ratio, 40% Threshold, FPI Protective Restriction or the Beneficial Ownership Limitation by the Corporation to the Board of Directors with the basis for the disputed determinations or arithmetic calculations. The Corporation shall respond to the holder within five (5) Business Days of receipt, or deemed receipt, of the dispute notice with a written calculation of the conversion ratio, the Conversion Ratio, 40% Threshold, FPI Protective Restriction or the Beneficial Ownership Limitation, as applicable. If the holder and the Corporation are unable to agree upon such determination or calculation of the Conversion Ratio, FPI Protective Restriction or the Beneficial Ownership Limitation, as applicable, within five (5) Business Days of such response, then the Corporation and the holder shall, within one (1) Business Day thereafter submit the disputed arithmetic calculation of the conversion ratio, Conversion Ratio, FPI Protective Restriction or the Beneficial Ownership Limitation to the Corporation's independent, outside accountant. The Corporation, at the Corporation's expense, shall cause the accountant to perform the determinations or calculations and notify the Corporation and the holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. (g) Notices of Record Date. Except as otherwise provided under applicable law, in the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Proportionate Voting Shares, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

Wolverine Partners Corp.

BY-LAW NO. 1

TABLE OF CONTENTS

Page

Article 1 Interpretation 1

1.1 Interpretation 1
1.2 Unanimous Shareholder Agreement 1
1.3 Conflicts with the Act 1

Article 2 Business of the Corporation 1

2.1 Registered Office 1
2.2 Seal 2
2.3 Financial Year 2
2.4 Banking Arrangements 2
2.5 Execution of Contracts, Documents and Instruments in Writing by the Corporation 2
2.6 Execution of Documents in Counterparts 2
2.7 Electronic Documents 2
2.8 Divisions 2
2.9 Voting Rights in Other Bodies Corporate 2

Article 3 Borrowing 3

3.1 Borrowing 3
3.2 Delegation of Borrowing Powers 3

Article 4 Directors 3

4.1 Powers and Duties of Directors 3
4.2 Number of Directors 3
4.3 Qualifications 4
4.4 Election and Term 4
4.5 Ceasing to Hold Office 4
4.6 Removal of Directors 4
4.7 Filling Vacancy 4
4.8 Remuneration of Directors 4

Article 5 Meetings of Directors 5

5.1 Transaction of Business 5
5.2 Quorum 5
5.3 Place of Meetings 5
5.4 Participation in Meeting by Electronic Means 5
5.5 Calling of Meetings 5
5.6 Notice of Meetings 5
5.7 Waiver of Notice 5
5.8 Omission of Notice 6
5.9 Voting at Meetings 6
5.10 Chair and Secretary 6
5.11 Adjournment 6
5.12 Conflicts of Interest 6
5.13 Written Resolution In Lieu of Meeting 6

Article 6 Committees of the Board 7

6.1 Committees of Directors 7

NATDOCS\30960197\V-1

- ii -

6.2 Transaction of Business 7
6.3 Meetings by Electronic Means 7
6.4 Procedures 7

Article 7 Officers 7

7.1 Designation and Appointment 7
7.2 Powers and Duties of Officers 7
7.3 Term of Office 8
7.4 Vacancies 8
7.5 Remuneration 8
7.6 Conflicts of Interest 8
7.7 Agents and Attorneys 8
7.8 Divisional Officers 8

Article 8 Protection of Directors and Officers 8

8.1 Indemnity 8
8.2 Insurance 9

Article 9 Meetings of Shareholders 9

9.1 Annual Meetings 9
9.2 Special Meetings 9
9.3 Place of Meetings 9
9.4 Quorum 9
9.5 Written Resolution in Lieu of Meeting 10
9.6 Participation in Meeting by Electronic Means 10
9.7 Meetings Held by Electronic Means 10
9.8 Notice of Meetings 10
9.9 Waiver of Notice 10
9.10 Record Date for Notice 10
9.11 List of Shareholders Entitled to Receive Notice 10
9.12 Record Date for Voting 11
9.13 List of Shareholders Entitled to Vote 11
9.14 Persons Entitled to Attend 11
9.15 Omission of Notice 12
9.16 Chair, Secretary and Scrutineers 12
9.17 Proxies and Representatives 12
9.18 Voting at Meetings 12
9.19 Joint Shareholders 13
9.20 Adjournment 13
9.21 One Shareholder Meeting 13

Article 10 Securities 13

10.1 Issuance 13
10.2 Commissions 14
10.3 Lien on Shares 14
10.4 Securities Register 14
10.5 Dealings with Registered Holder 14
10.6 Security Certificates 14
10.7 Replacement of Security Certificates 14
10.8 Joint Holders of Securities 15

Article 11 Dividends 15

11.1 Dividends 15
11.2 Record Date for Dividends 15
11.3 Dividend Cheques 15

NATDOCS\30960197\V-1

- iii -

Article 12 Notices **15**

12.1 Method of Giving Notices 15
12.2 Sending Notices by Electronic Means 16
12.3 Notice to Joint Shareholders 16
12.4 Persons Entitled by Death or Operation of Law 16
12.5 Undelivered Notices 16
12.6 Waiver of Notice 16

Article 13 Enactment, Amendment and Repeal of By-Laws **16**

13.1 Approval and Confirmation 16
13.2 Effective Date 17

NATDOCS\30960197\V-1

Wolverine Partners Corp. (the “Corporation”) BY-LAW NO. 1 A by-law relating generally to the transaction of the business and affairs of the Corporation. ARTICLE 1 INTERPRETATION 1.1 Interpretation In this by-law: (a) “Act” means the Canada Business Corporations Act, R.S.C. 1985, C. 44, and the regulations made thereunder, each as amended or re-enacted from time to time; (b) “board” means the board of directors of the Corporation; (c) “by-law” means any by-law of the Corporation in effect from time to time; (d) “meeting of shareholders” means an annual or special meeting of shareholders of the Corporation; (e) unless otherwise specified, all words and expressions contained in this by-law and that are defined in the Act have the meanings given to them in the Act; (f) any reference to gender includes all genders and words importing the singular number include the plural and vice versa; and (g) the inclusion of headings and a table of contents are provided for convenience only and do not affect the construction or interpretation of this by-law. 1.2 Unanimous Shareholder Agreement If any provision in this by-law (or any other by-law) conflicts with any provision in a unanimous shareholder agreement, the provision in the unanimous shareholder agreement will govern to the extent permitted by the Act. 1.3 Conflicts with the Act If any provision in this by-law (or any other by-law) contravenes any provision in the Act, the provision in the Act will govern. ARTICLE 2 BUSINESS OF THE CORPORATION 2.1 Registered Office The Corporation shall at all times have a registered office in the province or territory in Canada specified in the articles. The board may change the place and address of the registered office within that province or territory. NATDOCS\30960197\V-1

- 2 - 2.2 Seal The Corporation need not have a corporate seal, but any corporate seal adopted for the Corporation must be approved and may be changed by the board. 2.3 Financial Year The financial year of the Corporation will be as determined by the board from time to time. 2.4 Banking Arrangements Banking transactions will be made with the bank(s) or other financial institution(s) approved by the board from time to time, and banking transactions will be made on the Corporation’s behalf by the director(s), officer(s) or other person(s) designated, directed or authorized by the board from time to time and to the extent so designated, directed or authorized. 2.5 Execution of Contracts, Documents and Instruments in Writing by the Corporation Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed on behalf of the Corporation by any one officer or director of the Corporation. In addition, the board may from time to time authorize any officer or officers of the Corporation, any director or directors of the Corporation, or any other person or persons, either to sign contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing and the manner in which those contracts, documents or instruments in writing may or will be signed. 2.6 Execution of Documents in Counterparts Any articles, notice, resolution, requisition, statement or other document required or permitted to be executed or signed by more than one individual for the purposes of the Act may be executed or signed in several documents of like form, each of which is executed or signed by one or more of the individuals, and those documents, when duly executed or signed by all individuals required or permitted, as the case may be, to do so, will be deemed to constitute one document for the purposes of the Act. 2.7 Electronic Documents The Corporation may create and provide electronic documents in accordance with the Act. 2.8 Divisions The board may from time to time cause the business and operations of the Corporation or any part thereof to be divided into one or more divisions, further divide those divisions into sub-units, or consolidate the business and operations of divisions or sub-units. 2.9 Voting Rights in Other Bodies Corporate Shares or other securities carrying voting rights of any body corporate or other entity held by the Corporation may be voted at any and all meetings of the holders of those shares or other securities in the manner and by the person(s) approved by the board from time to time. Persons authorized under paragraph 2.5 may also, for and on behalf of the Corporation and without the necessity of a resolution or other action by the board, execute and deliver proxies to vote any of those shares or other securities or arrange for the issue of security certificates or other evidence of the right to vote those shares or other securities. NATDOCS\30960197\V-1

- 3 - ARTICLE 3 BORROWING 3.1 Borrowing Without limiting the powers of the board as provided in the Act, unless the articles, by-laws or any unanimous shareholder agreement otherwise provide, the board may from time to time on behalf of the Corporation, without authorization of the shareholders: (a) borrow money upon the credit of the Corporation; (b) issue, reissue, sell, pledge or hypothecate debt obligations of the Corporation; (c) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation. 3.2 Delegation of Borrowing Powers Unless the articles, by-laws or any unanimous shareholder agreement otherwise provide, the board may, by resolution, delegate the powers referred to in paragraph 3.1 to a director, a committee of the board or an officer of the Corporation. ARTICLE 4 DIRECTORS 4.1 Powers and Duties of Directors Subject to any unanimous shareholder agreement, the directors shall manage, or supervise the management of, the business and affairs of the Corporation. Every director of the Corporation in exercising his or her powers and discharging his or her duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Every director of the Corporation shall comply with the Act, the articles, the by-laws and any unanimous shareholder agreement. 4.2 Number of Directors If the articles set out a fixed number of directors, the number of directors of the Corporation and the number of directors to be elected at an annual meeting of shareholders must be the number of directors set out in the articles. Where a minimum and maximum number of directors is provided for in the articles, the number of directors of the Corporation and the number of directors to be elected at an annual meeting of the shareholders must be that number as is determined from time to time by ordinary resolution of the shareholders or, if an ordinary resolution of the shareholders empowers the board to determine the number, by resolution of the board. Where no such resolution has been passed, the number of directors of the Corporation must be the number of directors named in the initial notice of directors sent to the Director under the Act at the time of sending the articles. The board must consist of at least one individual, but if the Corporation is a distributing corporation, any of the issued securities of which remain outstanding and are held by more than one person, the board must consist of not fewer than three directors. NATDOCS\30960197\V-1

- 4 - 4.3 Qualifications Subject to the Act, at least 25% of the directors of the Corporation must be resident Canadians, but if there are fewer than four directors, at least one director shall be a resident Canadian. If the Corporation is a distributing corporation, any of the issued securities of which remain outstanding and are held by more than one person, at least two of the directors shall not be officers or employees of the Corporation or its affiliates. No person may be a director if that person (i) is less than eighteen years of age, (ii) is of unsound mind and has been so found by a court in Canada or elsewhere, (iii) is not an individual, or (iv) has the status of bankrupt. Unless the articles otherwise provide, a director is not required to hold shares issued by the Corporation. 4.4 Election and Term Subject to the Act, the shareholders of the Corporation shall, by ordinary resolution at the first meeting of shareholders and at each succeeding annual meeting at which an election of directors is required, elect directors to hold office for a term expiring not later than the close of the third annual meeting of shareholders following the election. A director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following his or her election. A director who ceases to hold office upon the expiry of his or her term but who remains qualified to serve as a director is eligible for re-election. If directors are not elected at a meeting of shareholders at which an election of directors is required, the incumbent directors shall continue in office until their successors are elected. 4.5 Ceasing to Hold Office A director ceases to hold office at the earliest of (i) his or her death, (ii) his or her removal from office by the shareholders of the Corporation in accordance with paragraph 4.6, (iii) his or her becoming disqualified for election as a director, (iv) his or her resignation, which resignation is effective when his or her written resignation is sent to the Corporation, or, if a later time is specified in that resignation, at the later time, (v) the expiry of his or her term, if he or she is elected for an expressly stated term, or (vi) the close of the first annual meeting of shareholders following his or her election, if he or she is not elected for an expressly stated term. 4.6 Removal of Directors Subject to the Act, the shareholders of the Corporation may by ordinary resolution at a special meeting of shareholders remove any director or directors from office, and the vacancy or vacancies created by the removal of a director may be filled at that meeting, failing which the vacancy or vacancies may be filled by the board in accordance with the Act. 4.7 Filling Vacancy Subject to the Act, a quorum of directors may fill a vacancy among the directors, except a vacancy resulting from an increase in the number or the minimum or maximum number of directors, or a failure to elect the number or minimum number of directors provided for in the articles. A director appointed or elected to fill a vacancy holds office for the unexpired term of their predecessor. If there is not a quorum of directors or if there has been a failure to elect the number or minimum number of directors provided for in the articles, the directors then in office shall without delay call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder. 4.8 Remuneration of Directors Subject to the articles and any unanimous shareholder agreement, the board may fix the remuneration of the directors of the Corporation. NATDOCS\30960197\V-1

- 5 - ARTICLE 5 MEETINGS OF DIRECTORS 5.1 Transaction of Business The powers of the board may be exercised at a meeting at which a quorum is present or by a resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where the Corporation has only one director, that director may constitute a meeting. 5.2 Quorum Subject to the Act and the articles, a majority of the number of directors determined in accordance with paragraph 4.2 constitutes a quorum for the transaction of business at any meeting of the board, and, notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the board. 5.3 Place of Meetings Unless the articles otherwise provide, the board may meet at any place. 5.4 Participation in Meeting by Electronic Means A director may, in accordance with the Act, and if all the directors of the Corporation consent, participate in a meeting of the board or of a committee of the board by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. A director participating in such a meeting by such means is deemed for the purposes of the Act to be present at that meeting. 5.5 Calling of Meetings Meetings of the board may be called at any time by the Chair of the board (if any), the President (if the President is a director), a Vice-President who is a director or any two directors. 5.6 Notice of Meetings Subject to paragraph 5.7, unless the articles otherwise provide, notice of the time and place of any meeting of the board meeting must be sent to every director not less than 48 hours before the time when the meeting is to be held, but notice of an adjourned meeting need not be given if the time and place of the adjourned meeting is announced at the original meeting. A notice of a meeting of the board need not specify the purpose of or the business to be transacted at the meeting unless the Act requires that purpose or business or the general nature of the business to be specified. Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which that board is elected. 5.7 Waiver of Notice A director may in any manner waive a notice of a meeting of the board. Attendance of a director at a meeting of the board is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. NATDOCS\30960197\V-1

- 6 - 5.8 Omission of Notice The accidental omission to give notice of any meeting of the board or any irregularity in the notice of any meeting or the non-receipt of any notice by any director will not invalidate any resolution passed or any proceeding taken at that meeting. 5.9 Voting at Meetings Questions arising at any meeting of the board will be decided by a majority of the votes cast on the question. In case of an equality of votes the chair of the meeting will not be entitled to a second or casting vote. Unless a ballot is demanded, an entry in the minutes of a meeting to the effect that the chair of the meeting declared a resolution to be carried or defeated is, in the absence of evidence to the contrary, proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. 5.10 Chair and Secretary The Chair of the board (if any) will, when present, preside as chair at meetings of the board. If the Chair of the board is absent or unable or unwilling to preside as chair, the Vice-Chair of the board (if any) will, when present, preside as chair for that meeting. If the Vice-Chair of the board is absent or unable or unwilling to preside as chair, the President (if the President is a director) will, when present, preside as chair for that meeting. If none of these officers is present or able or willing to preside as chair, the directors present shall choose one from among them to preside as chair for that meeting. The Secretary of the Corporation (if any) will, when present, act as secretary at meetings of the board. If the Secretary is absent or unable or unwilling to act as secretary, the chair of the meeting shall appoint a person who need not be a director to act as secretary for that meeting. 5.11 Adjournment The chair of a meeting of the board may, with the consent of the directors present, adjourn the meeting to a fixed time and place. If there is a quorum at the adjourned meeting, the meeting will be considered duly constituted and the board may deliberate and transact business in accordance with the procedures established at the original meeting. The directors constituting a quorum at the original meeting need not constitute the quorum at the adjourned meeting. If there is no quorum at the adjourned meeting, the meeting will be deemed to have ended at the original meeting at which the chair declared the adjournment. 5.12 Conflicts of Interest A director of the Corporation who is a party to, or who is a director or an officer, or an individual acting in a similar capacity of, a party to, or who has a material interest in a party to, a material contract or material transaction, whether made or proposed, with the Corporation, shall disclose to the Corporation the nature and extent of that interest at the time and in the manner provided by the Act. No such director shall vote on any resolution to approve the contract or transaction except in accordance with the Act. 5.13 Written Resolution In Lieu of Meeting A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of the board or committee of the board, is as valid as if it had been passed at a meeting of the board or committee of the board. NATDOCS\30960197\V-1

- 7 - ARTICLE 6 COMMITTEES OF THE BOARD 6.1 Committees of Directors The board may appoint from their number a managing director who is a resident Canadian or one or more committees of directors, however designated, and delegate to the managing director or those committees any powers of the board except those that pertain to matters which, under the Act, a managing director or committee of the board has no authority to exercise. 6.2 Transaction of Business The powers of a committee of the board may be exercised at a meeting at which a quorum is present or by a resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the committee. Unless the articles otherwise provide, meetings of committees of the board may be held at any place. 6.3 Meetings by Electronic Means The provisions of paragraph 5.4 apply to meetings of committees of the board. 6.4 Procedures Unless otherwise determined by the board, each committee of the board has the power to fix its quorum at not less than a majority of its members, to elect its chair and to regulate its procedure. ARTICLE 7 OFFICERS 7.1 Designation and Appointment Subject to the articles and any unanimous shareholder agreement, the board may designate the offices of the Corporation, appoint as officers persons of full capacity, specify their duties and, subject to the Act, delegate to them powers to manage the business and affairs of the Corporation. Subject to the articles and any unanimous shareholder agreement, a director may be appointed to any office of the Corporation and two or more offices of the Corporation may be held by the same person. 7.2 Powers and Duties of Officers Every officer of the Corporation shall: (a) perform all powers and duties incident to his or her respective office and such other powers and duties respectively as may from time to time be assigned to him or her by the board; (b) in exercising his or her powers and discharging his or her duties, act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances; and (c) comply with the Act, the articles, the by-laws and any unanimous shareholder agreement. NATDOCS\30960197\V-1

- 8 - 7.3 Term of Office An officer ceases to hold office at the earliest of (i) his or her death, (ii) his or her removal from office by the board, (iii) his or her ceasing to be a director if being a director is a necessary qualification of that officer’s appointment, (iv) his or her resignation, which resignation is effective when his or her written resignation is sent to the Corporation or, if a later time is specified in that resignation, at the later time, (v) the appointment of his or her successor, or (vi) the close of the first meeting following his or her appointment at which the board annually appoints the officers of the Corporation. 7.4 Vacancies If the office of any officer of the Corporation becomes vacant for any reason, the board may appoint a person to fill that vacancy. 7.5 Remuneration Subject to the articles and any unanimous shareholder agreement, the board may fix the remuneration of the officers of the Corporation. 7.6 Conflicts of Interest An officer of the Corporation who is a party to, or who is a director or an officer, or an individual acting in a similar capacity of, a party to, or who has a material interest in a party to, a material contract or material transaction, whether made or proposed, with the Corporation, shall disclose to the Corporation the nature and extent of that interest at the time and in the manner provided by the Act. 7.7 Agents and Attorneys Subject to the Act, the Corporation may from time to time appoint agents or attorneys for the Corporation in or outside Canada, with such powers (including the power to sub-delegate) as may be thought fit. 7.8 Divisional Officers Where the business and operations of the Corporation or any part thereof are divided into one or more divisions or sub-units, the board may designate and appoint divisional officers to those divisions or sub-units and determine their powers and duties. ARTICLE 8 PROTECTION OF DIRECTORS AND OFFICERS 8.1 Indemnity 8.1.1 Subject to the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity. 8.1.2 The Corporation shall not indemnify an individual under paragraph 8.1.1 unless the individual: (a) acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for NATDOCS\30960197\V-1

- 9 - which the individual acted as a director or officer or in a similar capacity at the Corporation’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. 8.1.3 The Corporation shall also indemnify an individual referred to in paragraph 8.1.1 in such other circumstances as the Act permits or requires. Nothing in this by-law limits the right of any individual entitled to indemnity to claim indemnity apart from the provisions of this by-law. 8.2 Insurance The Corporation may purchase and maintain insurance for the benefit of an individual referred to in paragraph 8.1.1 against any liability incurred by that individual, (i) in the individual’s capacity as a director or officer of the Corporation, or (ii) in the individual’s capacity as a director or officer, or a similar capacity, of another entity, if the individual acts or acted in that capacity at the Corporation’s request. ARTICLE 9 MEETINGS OF SHAREHOLDERS 9.1 Annual Meetings Subject to the Act, the board shall call an annual meeting of shareholders not later than eighteen months after the Corporation comes into existence and subsequently not later than fifteen months after holding the last preceding annual meeting but no later than six months after the end of the Corporation’s preceding financial year, for the purpose of placing before the annual meeting the financial statements, reports and any further information required by the Act to be placed before the annual meeting, electing directors, appointing an auditor and transacting any other business that may be properly brought before the meeting. 9.2 Special Meetings Subject to the Act, the board may at any time call a special meeting of shareholders, and a special meeting of shareholders may be held in conjunction with an annual meeting of shareholders. 9.3 Place of Meetings Meetings of shareholders will be held at such place within Canada as the board determines. Alternatively, a meeting of shareholders may be held at a place outside Canada if the place is specified in the articles or all the shareholders entitled to vote at that meeting agree that the meeting is to be held at that place. A shareholder who attends a meeting held outside Canada is deemed to have agreed to it being held outside Canada except when the shareholder attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held. 9.4 Quorum Subject to the Act and the articles, a quorum at any meeting of shareholders will be two persons present in person and holding or representing by proxy not less than 20% of the votes attached to all shares entitled to be voted at the meeting. If the Corporation has only one shareholder, or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting. No business may be transacted at any meeting of shareholders unless a quorum is present at the time of the transaction of the business. NATDOCS\30960197\V-1

- 10 - 9.5 Written Resolution in Lieu of Meeting Subject to the Act, a resolution in writing signed by all the shareholders of the Corporation entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of shareholders. 9.6 Participation in Meeting by Electronic Means Any person entitled to attend a meeting of shareholders may participate in the meeting, in accordance with the Act, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation makes available such a communication facility. A person participating in a meeting of shareholders by such means is deemed for the purposes of the Act to be present at the meeting. 9.7 Meetings Held by Electronic Means If the board or the shareholders of the Corporation call a meeting of shareholders under the Act, those directors or shareholders, as the case may be, may determine that the meeting will be held, in accordance with the Act, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. 9.8 Notice of Meetings Subject to paragraph 9.9, notice of the time and place of any meeting of shareholders must be sent to each shareholder of the Corporation entitled to vote at the meeting, to each director and to the auditor of the Corporation not less than 21 days and not more than 60 days before the meeting, or within such other period as may be prescribed by the Act. Notice of a meeting of shareholders at which special business (as defined in the Act) is to be transacted must state the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and the text of any special resolution to be submitted to the meeting. 9.9 Waiver of Notice A shareholder of the Corporation or any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders, and their attendance at a meeting of shareholders is a waiver of notice of the meeting, except where they attend a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. 9.10 Record Date for Notice For the purpose of determining shareholders entitled to receive notice of a meeting of shareholders, the board may fix in advance, as the record date for that determination, a date that is not less than 21 days and not more than 60 days before the date of the meeting or that is within such other period as may be prescribed by the Act. 9.11 List of Shareholders Entitled to Receive Notice 9.11.1 For every meeting of shareholders, the Corporation shall prepare an alphabetical list of shareholders entitled to receive notice of the meeting, showing the number of shares held by each shareholder. 9.11.2 If a record date for notice of a meeting is fixed under paragraph 9.10, the shareholders listed will be those whose names are set out in the securities register of the Corporation at the close of business on that record date and the list must be prepared not later than ten days after that record date. NATDOCS\30960197\V-1

- 11 - 9.11.3 If no record date for notice of a meeting is fixed under paragraph 9.10, the shareholders listed will be those whose names are set out in the securities register of the Corporation at the close of business on the day immediately preceding the day on which notice of the meeting is given and the list must be prepared on that date. However, where no notice of the meeting is given, the shareholders listed will be those whose names are set out in the securities register of the Corporation on the day on which the meeting is held and the list must be prepared on that date. 9.12 Record Date for Voting For the purpose of determining shareholders entitled to vote at a meeting of shareholders, the board may fix in advance, as the record date for that determination, a date that is not less than 21 days and not more than 60 days before the date of the meeting or that is within such other period as may be prescribed by the Act. 9.13 List of Shareholders Entitled to Vote 9.13.1 For every meeting of shareholders, the Corporation shall prepare an alphabetical list of shareholders entitled to vote at the meeting, showing the number of shares held by each shareholder. 9.13.2 If a record date for voting is fixed under paragraph 9.12, the shareholders listed will be those whose names are set out in the securities register of the Corporation at the close of business on that record date and the list must be prepared not later than ten days after that record date. 9.13.3 If no record date for voting is fixed under paragraph 9.12, the shareholders listed will be those whose names are set out in the securities register of the Corporation at the close of business on the day immediately preceding the day on which notice of the meeting is given and the list must be prepared not later than ten days after a record date for notice of a meeting is fixed under paragraph 9.10 or, if no record date for notice of a meeting is fixed under paragraph 9.10, then not later than the day immediately preceding the day on which notice of the meeting is given, as the case may be. However, where no notice of the meeting is given, the shareholders listed will be those whose names are set out in the securities register of the Corporation on the day on which the meeting is held and the list must be prepared not later than ten days after a record date for notice of a meeting is fixed under paragraph 9.10 or, if no record date for notice of a meeting is fixed under paragraph 9.10, then on the date the meeting is held, as the case may be. 9.13.4 A shareholder of the Corporation whose name appears on a list prepared under this paragraph 9.13 is entitled to vote the shares shown opposite the shareholder’s name at the meeting of shareholders to which the list relates. 9.13.5 The list of shareholders must be available for examination by any shareholder of the Corporation during usual business hours at the registered office of the Corporation or at the place where its central securities register is maintained and at the meeting of shareholders for which the list was prepared. 9.14 Persons Entitled to Attend The only persons entitled to attend a meeting of shareholders are those entitled to vote at that meeting, the directors and the auditor of the Corporation and others who, although not entitled to vote, are entitled or required under the Act, the articles or the by-laws to be present at the meeting. Any other person may be admitted only with the consent of the chair of the meeting. NATDOCS\30960197\V-1

- 12 - 9.15 Omission of Notice The accidental omission to give notice of any meeting of shareholders or any irregularity in the notice of any meeting or the non-receipt of any notice by any shareholder or director or the auditor of the Corporation will not invalidate any resolution passed or any proceeding taken at that meeting. 9.16 Chair, Secretary and Scrutineers 9.16.1 The Chair of the board (if any) will, when present, preside as chair at meetings of shareholders. If the Chair of the board is absent or unable or unwilling to preside as chair, the Vice-Chair of the board (if any) will, when present, preside as chair for that meeting. If the Vice-Chair of the board is absent or unable or unwilling to preside as chair, the President will, when present, preside as chair for that meeting. If none of these officers is present within 15 minutes after the time appointed for holding the meeting, or if none of these officers is able or willing to preside as chair, the persons present and entitled to vote at the meeting shall choose a director present at the meeting to be the chair for that meeting, and if no director is present or if all the directors present decline to take the chair, then the persons present and entitled to vote shall choose one of their number to be the chair for that meeting. 9.16.2 The Secretary of the Corporation (if any) will, when present, act as secretary at meetings of shareholders, but if the Secretary is not present at a meeting, the chair of the meeting shall appoint a person who need not be a shareholder to act as secretary at that meeting. 9.16.3 One or more scrutineers, who need not be shareholders of the Corporation, may be appointed by ordinary resolution or by the chair of the meeting. 9.17 Proxies and Representatives A shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy. A proxy must be executed by the shareholder or by the shareholder’s attorney authorized in writing or by electronic signature in accordance with the Act. A proxy is valid only at the meeting in respect of which it is given or any adjournment thereof. 9.18 Voting at Meetings 9.18.1 Voting at a meeting of shareholders will be by show of hands, except where a ballot is demanded by a shareholder or proxyholder entitled to vote at the meeting or applicable law requires a ballot to be taken on a particular matter. A shareholder or proxyholder may demand a ballot either before or after any vote by show of hands. A demand for a ballot may be withdrawn. 9.18.2 Despite paragraph 9.18.1, any vote referred to in paragraph 9.18.1 may be held, in accordance with the Act, entirely by means of a telephonic, electronic or other communication facility, if the Corporation makes available such a communication facility. 9.18.3 Any person participating in a meeting of shareholders under paragraph 9.6 or 9.7 and entitled to vote at that meeting may vote, in accordance with the Act, by means of the telephonic, electronic or other communication facility that the Corporation has made available for that purpose. 9.18.4 On a show of hands, every person who is present and entitled to vote at the meeting will have one vote. Subject to the Act, if a ballot is taken on a question, every person who is NATDOCS\30960197\V-1

- 13 - present and entitled to vote at the meeting will, unless the articles otherwise provide, have one vote for each share which that person is entitled to vote at the meeting on the question. 9.18.5 If at any meeting a ballot is demanded on the election of a chair or on the question of adjournment, it will be taken immediately without adjournment. If at any meeting a ballot is demanded or required on any other question, including the election of directors, the vote will be taken by ballot in the manner and at the time (at once, later in the meeting or after adjournment) as the chair of the meeting directs. The result of a ballot on a question will be the decision of the shareholders on that question. 9.18.6 Unless a ballot is demanded, an entry in the minutes of a meeting to the effect that the chair of the meeting declared a resolution to be carried or defeated is, in the absence of evidence to the contrary, proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. 9.18.7 Subject to the Act, the articles or any unanimous shareholder agreement, every question at any meeting of shareholders will be determined by a majority of the votes cast on the question. In case of an equality of votes, either on a show of hands or on a ballot, the chair of the meeting will not be entitled to a second or casting vote. 9.19 Joint Shareholders If two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may in the absence of the others vote the shares, but if two or more of those persons who are present, in person or by proxy, vote, they shall vote as one on the shares jointly held by them. 9.20 Adjournment If a meeting is adjourned for less than 30 days, it is not necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. Subject to the Act, if a meeting is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting must be given as for an original meeting. If a meeting is adjourned and no notice is required, any business that may have been brought before or dealt with at the original meeting in accordance with the notice calling that meeting may be brought before or dealt with at the adjourned meeting. Any adjourned meeting will be duly constituted if held in accordance with the terms of the adjournment and a quorum is present at that meeting. The persons constituting a quorum at the original meeting need not constitute the quorum at the adjourned meeting. If there is no quorum at the adjourned meeting, the original meeting will be deemed to have ended immediately after its adjournment. 9.21 One Shareholder Meeting If the Corporation has only one shareholder, or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting. ARTICLE 10 SECURITIES 10.1 Issuance Subject to the Act, the articles and any unanimous shareholder agreement, shares in the capital of the Corporation may be issued at such times and to such persons and for such consideration as the board may determine. No share may be issued until the consideration for the share is fully paid as provided for in the Act. NATDOCS\30960197\V-1

- 14 - 10.2 Commissions The board may authorize the Corporation to pay a reasonable commission to any person in consideration of the person’s purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares. 10.3 Lien on Shares If the articles provide that the Corporation has a lien on shares registered in the name of a shareholder or the shareholder’s personal representative for a debt of that shareholder to the Corporation, subject to the Act, any other provision of the articles and any unanimous shareholder agreement, the Corporation may enforce the lien by selling the shares affected by it or by any other means permitted by law. 10.4 Securities Register The Corporation shall maintain, at its registered office or at any other place in Canada designated by the board, a securities register in which it records the securities issued by it in registered form, showing with respect to each class or series of securities the information required by the Act. The Corporation may appoint an agent to maintain a central securities register and branch securities registers. Branch registers, if any, may be kept at any place in or out of Canada designated by the board. 10.5 Dealings with Registered Holder Subject to the Act, the Corporation or any person appointed as trustee under the terms of a trust indenture to which the Corporation is a party (including a successor trustee), may treat the registered owner of a security as the person exclusively entitled to vote, to receive notices, to receive any interest, dividend or other payments in respect of the security, and otherwise to exercise all the rights and powers of an owner of the security. 10.6 Security Certificates Every security holder is entitled at their option to a security certificate that complies with the Act or a non-transferable written acknowledgement of their right to obtain such a security certificate from the Corporation in respect of the securities of the Corporation held by them. The corporation may charge a fee, not exceeding the amount prescribed by the Act, for a security certificate issued in respect of a transfer. Subject to the Act, a security certificate must be in such form as is authorized from time to time by the board. A security certificate must be signed by at least one of the following persons, or the signature must be printed or otherwise mechanically reproduced on the certificate: (a) a director or officer of the Corporation; (b) a registrar, transfer agent or branch transfer agent of the Corporation, or an individual on their behalf; and (c) a trustee who certifies it in accordance with a trust indenture. 10.7 Replacement of Security Certificates Where the owner of a security claims that the security has been lost, destroyed or wrongfully taken, the Corporation shall issue a new security in place of the original security if the owner so requests before the Corporation has notice that the security has been acquired by a bona fide purchaser, furnishes the Corporation with a sufficient indemnity bond, and satisfies any other reasonable requirements imposed by the board. However, where a security has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact by giving the Corporation written notice of an adverse claim within a reasonable time after discovering the loss, destruction or taking and if the Corporation has NATDOCS\30960197\V-1

- 15 - registered a transfer of the security before receiving such notice, the owner is precluded from asserting against the Corporation any claim to a new security. 10.8 Joint Holders of Securities The Corporation is not required to issue more than one security certificate in respect of securities held jointly by several persons, and delivery of a certificate to one of several joint holders is sufficient delivery to all. Where a security of the Corporation is issued to several persons as joint holders, upon satisfactory proof of the death of one joint holder, the Corporation may treat the surviving joint holders as owner of the security. ARTICLE 11 DIVIDENDS 11.1 Dividends Subject to the Act, the articles and any unanimous shareholder agreement, the board may from time to time declare and the Corporation may pay dividends to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation. 11.2 Record Date for Dividends For the purpose of determining shareholders entitled to receive payment of a dividend, the board may fix in advance, as the record date for that determination, a date that is not more than 60 days before the date for the payment of the dividend or that is within such other period as may be prescribed by the Act. If no record date is so fixed, the record date for the determination of shareholders entitled to receive payment of a dividend will be at the close of business on the day on which the resolution relating to that dividend is passed by the board. 11.3 Dividend Cheques A dividend payable in cash may be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to that registered holder at the holder’s recorded address, unless that holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of those joint holders and mailed to them at their recorded address. ARTICLE 12 NOTICES 12.1 Method of Giving Notices 12.1.1 Any notice or document required by the Act, the articles or the by-laws to be sent to a shareholder or director may be sent by prepaid mail, delivered personally or, subject to paragraph 12.2, sent by electronic means, as follows: (a) to a shareholder at the shareholder’s latest address as shown in the records of the Corporation or its transfer agent; and (b) to a director at the director’s latest address as shown in the records of the Corporation or in the last notice of directors sent to the Director under the Act. 12.1.2 A notice or other document sent by prepaid mail to a shareholder in accordance with clause 12.1.1(a) or to a director in accordance with clause 12.1.1(b) is deemed to be NATDOCS\30960197\V-1

- 16 - received at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the shareholder or director did not receive the notice or document at that time or at all. 12.2 Sending Notices by Electronic Means 12.2.1 This paragraph 12.2 does not apply to notices, documents or other information referred to in the provisions of the Act respecting security certificates, registers and transfers. 12.2.2 Subject to paragraph 12.2.3, a notice, document or other information may be sent to an addressee (i) by fax, (ii) by electronic mail, or (iii) in another form of electronic document. 12.2.3 A notice, document or other information may be sent to an addressee by fax, by electronic mail or in another form of electronic document only if the addressee has consented in writing and all other requirements under the Act in respect of the creation and provision of electronic documents have been complied with. An addressee may revoke consent in writing. If an addressee revokes consent to receive notices, documents or other information in an electronic document (including by fax or electronic mail), the Corporation shall send notices, documents and other information to that addressee in the manner described in paragraph 12.1. 12.3 Notice to Joint Shareholders If two or more persons are registered as joint holders of any share of the Corporation, any notice may be addressed to all of those joint holders, but notice addressed to one of them will be sufficient notice to all of them. 12.4 Persons Entitled by Death or Operation of Law Subject to the Act, every person who by operation of law, transfer, death of a shareholder or any other means becomes entitled to any securities of the Corporation will be bound by every notice in respect of those securities that, prior to that person’s name and address being entered in the records of the Corporation, has been duly given to the registered holder of those securities. 12.5 Undelivered Notices If the Corporation sends a notice or document to a shareholder in accordance with clause 12.1.1(a) and the notice or document is returned on two consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until the shareholder informs the Corporation in writing of the shareholder’s new address. 12.6 Waiver of Notice Where a notice or document is required to be sent, the sending of the notice or document may be waived or the time for the notice or document may be waived or abridged at any time with the consent in writing of the person entitled thereto. ARTICLE 13 ENACTMENT, AMENDMENT AND REPEAL OF BY-LAWS 13.1 Approval and Confirmation Unless the articles, by-laws or any unanimous shareholder agreement otherwise provide, the board may, by resolution, make, amend or repeal any by-laws. Where the board so makes, amends or repeals a by-law, the board shall submit the by-law, amendment or repeal to the shareholders at the next meeting of NATDOCS\30960197\V-1

- 17 - shareholders, and the shareholders may by ordinary resolution confirm, reject or amend that by-law, amendment or repeal 13.2 Effective Date Subject to this Article 13, any by-law, amendment or repeal of a by-law is effective from the date of the resolution of the board and remains in force until it is confirmed, confirmed as amended or rejected by the shareholders at the next meeting of shareholders. If a by-law, amendment or repeal is rejected by the shareholders, or if the board does not submit it to the shareholders as required by the Act, the by-law, amendment or repeal ceases to be effective and no subsequent resolution of the board to make, amend or repeal a by-law having substantially the same purpose or effect is effective until it is confirmed or confirmed as amended by the shareholders. [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK] NATDOCS\30960197\V-1

- 18 - MADE by the board on November 22, 2017. (signed) “Fabian Monaco” (signed) “Michael Mavrinac” Fabian Monaco - President Michael Mavrinac - Secretary NATDOCS\30960197\V-1

RESOLUTION See attached. NATDOCS\46121706\V-1

WOLVERINE PARTNERS CORP. Corporation RESOLUTION OF THE BOARD OF DIRECTORS DATED MAY _8_, 2020 OFFERING PURSUANT TO TIER 2 OF REGULATION A WHEREAS Board an offering of up to US$87.50 per Share US$50,000,000, before 571,428 proportionate voting shares in the capital of the CorporationShares Offering approximately expenses, assuming all Shares are sold, pursuant to Tier 2 of Regulation A in the United States; and AND WHEREAS the Shares will be sold under an offering circular Offering Circularfiled with the SEC BE IT RESOLVED THAT: 1. The Offering Circular, substantially in the form presented to the Board, is hereby approved, subject to such changes therein as any one officer or director of the Corporation may deem necessary or advisable. 2. The President and any three directors of the Corporation are hereby authorized to sign the certificate page of the Offering Circular with such additions, amendments, deletions to the Offering Circular as they may, in their discretion, approve, and their signatures on the certificate page of the Offering Circular shall be conclusive evidence of such approval. 3. The directors and officers, or any of them, and the securities counsel of the Corporation are hereby authorized to execute and deliver and file all such documents and supporting material with the SEC or other securities commissions and to pay all such fees and to do and perform all such acts and things and to execute and deliver all such applications, undertakings and other documents as may, in their opinion, be necessary or advisable in connection with the filing of the Offering Circular. 4. Any officer and director of the Corporation is hereby authorized to execute all documents and do all other things as may be deemed necessary or desirable in connection with the Offering Circular. BE IT RESOLVED THAT: 1. The Corporation is hereby authorized to complete the Offering of up to 571,428 Shares at US$87.50 per Share for aggregate proceeds of up to approximately US$50,000,000. 2. The Board, acting in good faith and in the best interests of the Corporation, hereby fix the price per Share to be US$87.50. 3. Up to 571,428 Shares are hereby reserved for issue pursuant to the Offering as fully paid and non-assessable Shares, and Odyssey Trust Company, in its capacity as registrar and transfer agent of the Corporation is hereby authorized, upon written direction of the Corporation to countersign, register and deliver such Shares in such name or names as the Corporation may direct. 4. Up to 28,571,400 subordinate voting shares in the capital of the Corporation are hereby reserved for issue upon the conversion of the 571,428 Shares in accordance with the articles of the Corporation, the Subordinate Voting Shares in respect thereof NATDOCS\46119581\V-1 shall be issued as fully paid and non-assessable Subordinate Voting Shares, and Odyssey Trust Company, in its capacity as registrar and transfer agent of the Corporation is hereby authorized, upon written direction of the Corporation to countersign, register and deliver such Subordinate Voting Shares in such name or names as the Corporation may direct. GENERAL 1. Any one officer or director of the Corporation is hereby authorized and directed to execute (with or without the seal of the Corporation) and deliver on behalf of the Corporation all such further instruments, documents or writings and take such further and other actions or steps as shall necessary or desirable from time to time in order to carry out fully the foregoing resolutions. Execution and delivery of such documents in the aforesaid manner shall be conclusive evidence that all instruments, documents and writings so executed and delivered are valid, binding obligations of the Corporation, enforceable against the Corporation in accordance with the terms thereof. 2. These resolutions may be executed in counterpart and such counterparts together shall constitute a single instrument. Delivery of an executed counterpart of these resolutions by electronic means, including, without limitation, by facsimile transmission or by electronic delivery in portable document format or tagged image file format, shall be equally effective as delivery of a manually executed counterpart hereof. [Signature Page Follows] NATDOCS\46119581\V-1